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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 16, 1999
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                            Skaneateles Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)




Delaware                        0-18513                      16-1368745
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(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)



33 E. Genesee Street
Skaneateles, New York                                                13152
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(address of principal executive office)                              (Zip Code)



Registrant's Telephone number, including area code:  (315) 685-2265
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                                 Not applicable
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         (Former name or former address, if changed since last report)



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Item 5.  Other Events.
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        On April 16, 1999 the Registrant issued the following press release:

Skaneateles Bancorp, Inc., holding company for Skaneateles Savings Bank, announced a quarterly dividend of 7 cents per share, payable on May 18 to shareholders of record on May 4.

The Company also announced the cancellation of its Dividend Reinvestment Plan (The "Plan"), due to the planned merger with BSB Bancorp, Inc. ("BSB").

On January 25, 1999, BSB (Nasdaq: "BSBN") and Skaneateles announced that they entered into a definitive merger agreement for BSB to acquire Skaneateles in a tax-free, stock-for-stock exchange. In the transaction, Skaneateles stockholders will receive .970 shares of BSB stock for each share of Skaneateles stock. The definitive agreement, which has been approved by both companies' boards of directors, is subject to approval by the Skaneateles stockholders and regulatory authorities. The transaction is expected to close in the summer of 1999.

Plan participants will receive a check for the dividend payable on May 18. A stock certificate for whole shares of Common Stock credited to each Participant's Plan account will be issued prior to the merger and a cash payment will be made for any fractional share interests credited to each such account.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Skaneateles Bancorp, Inc.
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                                                              (Registrant)


                                                     By:  /s/ J. Daniel Mohr
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                                                              J. Daniel Mohr
                                                              Treasurer

Dated April 16, 1999




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